As filed with the Securities and Exchange Commission on July 29, 2021.
Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CUTERA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0492262
(State of incorporation)	(I.R.S. Employer Identification No.)
3240 Bayshore Blvd.,
Brisbane, California 94005
(415) 657-5500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Amended and Restated 2019 Equity Incentive Plan
(Full title of the Plans)
David H. Mowry
Chief Executive Officer
3240 Bayshore Blvd.,
Brisbane, California 94005
(Name and address of agent for service)
(415) 657-5500
(Telephone number, including area code, of agent for service)

Copy to:
Philip H. Oettinger, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation

650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, to be issued upon exercise of options granted under the Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”)	1,750,000	$49.035(2)	$85,811,250.00	$9,362.01
TOTAL	1,750,000			$9,362.01

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2019 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)
Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee based on the average of the $50.23 (high) and $47.84 (low) sale price as reported on the Nasdaq Global Select Market on July 27, 2021.

CUTERA, INC.
REGISTRATION STATEMENT ON FORM S-8

PART I
INFORMATION REQUIRED IN THE PROSPECTUS
This Registration Statement on Form S-8 is being filed by Cutera, Inc. (the “Company” or the “Registrant”) to register up to 1,750,000 shares of common stock of the Registrant, $0.001 par value per share, which may be acquired upon the exercise or vesting of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, performance shares, performance bonus awards and any other awards granted to certain employees, consultants and directors of the Company, under the Company’s Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”).

Item 1.	Plan Information.
The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.
The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 23, 2021, pursuant to Section 13 of the Exchange Act;

(b)	The Registrant’s Quarterly Report on Form 10-Q filed with the Commission, pursuant to Section 13 of the Exchange Act, for the fiscal quarter ended March 31, 2021 as filed on May 10, 2021;

(c)
The Registrant’s Current Report on Form 8-K filed with the Commission pursuant to Section 13 of the Exchange Act on June 18, 2021, May 25, 2021, May 17, 2021, May 12, 2021 (with respect to such report filed under Item 5.02), May 5, 2021 (with respect to such report filed under Item 5.02 and Item 8.01), March 9, 2021, and March 3, 2021 (with respect to such report filed under Item 8.01);

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on March 22, 2004, pursuant to Section 12(b) of the Exchange Act, and any further amendment or report filed hereafter for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor….[by reason of the person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”
The Registrant’s Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.
The Registrant’s bylaws provide for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.
The Registrant carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Cutera, Inc. Amended and Restated 2019 Equity Incentive Plan (as amended and restated June 15, 2021) (incorporated herein by reference to Exhibit 10.1 of the Form 8-K filed on June 18, 2021)

4.2	Form of Option Agreement (incorporated herein by reference to Exhibit 4.3 of the Form S-8 Registration Statement filed on September 10, 2015)

4.3	Form of Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 4.4 of the Form S-8 Registration Statement filed on September 10, 2015)

4.4	Form of Performance Stock Unit Agreement (incorporated herein by reference to Exhibit 4.5 of the Form S-8 Registration Statement filed on September 10, 2015)

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Registrant

23.1*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (included in the signature page to this Registration Statement)
*	Filed herewith

Item 9.	Undertakings.
A. The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Brisbane, State of California, on July 29, 2021.

CUTERA, INC.

By:	/s/ David H. Mowry
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David H. Mowry and Rohan Seth, and each of them acting individually, as their true and lawful attorneys and agents, each with full power of substitution, to sign and file on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 (including post-effective amendments) with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and granting unto said attorneys and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as the undersigned might or could do in person, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 29, 2021 by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David H. Mowry David H. Mowry	Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2021

/s/ Rohan Seth Rohan Seth	Chief Financial Officer (Principal Financial and Accounting Officer)	July 29, 2021

/s/ Gregory A. Barrett Gregory A. Barrett	Director	July 29, 2021

/s/ Timothy J. O’Shea Timothy J. O’Shea	Director	July 29, 2021

/s/ Joseph E. Whitters Joseph E. Whitters	Director	July 29, 2021

/s/ Katherine S. Zanotti Katherine S. Zanotti	Director	July 29, 2021

/s/ Sheila A. Hopkins Sheila A. Hopkins	Director	July 29, 2021

/s/ J. Daniel Plants J. Daniel Plants	Chairman of the Board	July 29, 2021